Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund:	Goldman Sachs Growth and Income Fund
Name of Underwriter or Dealer Purchased From:	Merrill Lynch, Pierce, Fenner
 & Smith, Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Barclays
 Capital Inc.; BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; Guggenheim Securities, LLC; HSBC Securities (USA) Inc.; J.P. Morgan Securities LLC; Jefferies & Company, Inc.; Lebenthal & Co., LLC; Loop Capital Markets, LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC; Piper Jaffray & Co.; RBC Capital Markets, LLC; Samuel A. Ramirez & Company, Inc.; UBS Securities LLC; Williams Capital Group L.P.
Name of Issuer:	Zoetis Inc.
Title of Security:	Zoetis Inc.
Date of First Offering:	1/31/13
Dollar Amount Purchased:	449,800
Number of Shares or Par Value of Bonds Purchased:	17,300
Price Per Unit:	26.00
Resolution Approved:  	Approved at the June 12-13, 2013 Board Meeting.

Name of Fund:	Goldman Sachs Growth Opportunities Fund
Name of Underwriter or Dealer Purchased From:	Merrill Lynch, Pierce, Fenner
& Smith, Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Barclays
 Capital Inc.; BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; Guggenheim Securities, LLC; HSBC Securities (USA) Inc.; J.P. Morgan Securities LLC;
Jefferies & Company, Inc.; Lebenthal & Co., LLC; Loop Capital Markets, LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC; Piper Jaffray & Co.; RBC Capital Markets, LLC; Samuel A. Ramirez & Company, Inc.;
 UBS Securities LLC; Williams Capital Group L.P.
Name of Issuer:	Zoetis Inc.
Title of Security:	Zoetis Inc.
Date of First Offering:	1/31/13
Dollar Amount Purchased:	4,477,044
Number of Shares or Par Value of Bonds Purchased:	172,194
Price Per Unit:	26.00
Resolution Approved:  	Approved at the June 12-13, 2013 Board Meeting.

Name of Fund:	Goldman Sachs Large Cap Value Fund
Name of Underwriter or Dealer Purchased From:	Merrill Lynch, Pierce, Fenner
 & Smith, Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Barclays
 Capital Inc.; BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; Guggenheim
Securities, LLC; HSBC Securities (USA) Inc.; J.P. Morgan Securities LLC;
 Jefferies & Company, Inc.; Lebenthal & Co., LLC; Loop Capital Markets, LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC
Piper Jaffray & Co.; RBC Capital Markets, LLC; Samuel A. Ramirez & Company,
 Inc.; UBS Securities LLC; Williams Capital Group L.P.
Name of Issuer:	Zoetis Inc.
Title of Security:	Zoetis Inc.
Date of First Offering:	1/31/13
Dollar Amount Purchased:	1,506,570
Number of Shares or Par Value of Bonds Purchased:	57,945
Price Per Unit:	26.00
Resolution Approved:  	Approved at the June 12-13, 2013 Board Meeting.

Name of Fund:	Goldman Sachs Small Cap Value Fund
Name of Underwriter or Dealer Purchased From:	Keybanc Capital Markets Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Compass
 Point Research & Trading, LLC; JMP Securities LLC; Keybanc Capital Markets Inc.; Mitsubishi UFJ Securities (USA), Inc.; PNC Capital Markets LLC;
Regions Bank; Robert W. Baird & Co. Inc.; Stifel, Nicolaus & Company, Inc.
Name of Issuer:	Terreno Realty Corp
Title of Security:	Terreno Realty Corporation
Date of First Offering:	2/20/13
Dollar Amount Purchased:	1,874,604.75
Number of Shares or Par Value of Bonds Purchased:	112,928
Price Per Unit:	16.60
Resolution Approved:  	Approved at the June 12-13, 2013 Board Meeting.


Name of Fund:	Goldman Sachs Small Cap Value Fund
Name of Underwriter or Dealer Purchased From:	Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Dowling
 & Partners Securities LLC; Keefe, Bruyette & Woods, Inc.; Macquarie Capital
 (USA) Inc.; Morgan Stanley & Co. LLC; Wells Fargo Securities, LLC
Name of Issuer:	Radian Group Inc.
Title of Security:	Radian Group Inc.
Date of First Offering:	2/27/13
Dollar Amount Purchased:	6,658,472
Number of Shares or Par Value of Bonds Purchased:	832,309
Price Per Unit:	8.00
Resolution Approved:  	Approved at the June 12-13, 2013 Board Meeting.

Name of Fund:	Goldman Sachs Mid Cap Value Fund
Name of Underwriter or Dealer Purchased From:	Credit Suisse Securities
(USA)
 LLC
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.;
Barclays
 Capital Inc.; Credit Suisse Securities (USA) LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.
Name of Issuer:	Two Harbors Investment Corp.
Title of Security:	Two Harbors Investment Corp.
Date of First Offering:	3/19/13
Dollar Amount Purchased:	38,768,716
Number of Shares or Par Value of Bonds Purchased:	2,880,291
Price Per Unit:	13.46
Resolution Approved:  	Approved at the June 12-13, 2013 Board Meeting.

Name of Fund:	Goldman Sachs Small Cap Value Fund
Name of Underwriter or Dealer Purchased From:	Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.;
Barclays Capital Inc.; Citigroup Global Markets Inc.; Deutsche Bank
Securities Inc.; Evercore Group L.L.C.; Merrill Lynch, Pierce, Fenner &
Smith, Inc.; Morgan Stanley & Co. LLC; Robert W. Baird & Co. Inc.; Sanford
C. Bernstein & Co., LLC; Wells Fargo Securities, LLC; William Blair & Company, L.L.C.
Name of Issuer:	West Corp
Title of Security:	West Corporation
Date of First Offering:	3/22/13
Dollar Amount Purchased:	17,588,460
Number of Shares or Par Value of Bonds Purchased:	879,423
Price Per Unit:	20.00
Resolution Approved:  	Approved at the June 12-13, 2013 Board Meeting.

Name of Fund:	Goldman Sachs Small Cap Value Fund
Name of Underwriter or Dealer Purchased From:	Merrill Lynch, Pierce,
Fenner & Smith, Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.;
 Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Oppenheimer & Co.
 Inc.; Robert W. Baird & Co. Inc.
Name of Issuer:	Graphic Packaging Holding Co.
Title of Security:	Graphic Packaging Holding Co.
Date of First Offering:	3/22/13
Dollar Amount Purchased:	12,298,888
Number of Shares or Par Value of Bonds Purchased:	1,756,984
Price Per Unit:	7.00
Resolution Approved:  	Approved at the June 12-13, 2013 Board Meeting.

Name of Fund:	Goldman Sachs Flexible Cap Growth Fund
Name of Underwriter or Dealer Purchased From:	Merrill Lynch, Pierce, Fenner
& Smith, Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Barclays
 Capital Inc.; BMO Capital Markets Corp.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; Merrill
Lynch, Pierce, Fenner & Smith, Inc.; Piper Jaffray & Co.; Raymond James & Associates, Inc.; Wells Fargo Securities, LLC
Name of Issuer:	Blackhawk Network Holdings Inc.
Title of Security:	Blackhawk Network Holdings, Inc.
Date of First Offering:	4/19/13
Dollar Amount Purchased:	4,278
Number of Shares or Par Value of Bonds Purchased:	186
Price Per Unit:	23.00
Resolution Approved:  	Approved at the August 14-15, 2013 Board Meeting.

Name of Fund:	Goldman Sachs Small/Mid Cap Growth Fund
Name of Underwriter or Dealer Purchased From:	Merrill Lynch, Pierce, Fenner
& Smith, Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Barclays
 Capital Inc.; BMO Capital Markets Corp.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; Merrill
Lynch, Pierce, Fenner & Smith, Inc.; Piper Jaffray & Co.; Raymond James & Associates, Inc.; Wells Fargo Securities, LLC
Name of Issuer:	Blackhawk Network Holdings Inc.
Title of Security:	Blackhawk Network Holdings, Inc.
Date of First Offering:	4/19/13
Dollar Amount Purchased:	628,774
Number of Shares or Par Value of Bonds Purchased:	27,338
Price Per Unit:	23.00
Resolution Approved:  	Approved at the August 14-15, 2013 Board Meeting.

Name of Fund:	Goldman Sachs Mid Cap Value Fund
Name of Underwriter or Dealer Purchased From:	Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Barclays
Capital Inc.; BNY Mellon Capital Markets LLC; Citigroup Global Markets Inc.;
 Commerzbank Capital Markets Corporation, New York; Credit Suisse Securities
 (USA) LLC; Deutsche Bank Securities Inc.; Evercore Group L.L.C.; HSBC Securities (USA) Inc.; ING Financial Markets LLC; J.P. Morgan Securities LLC;
 Keefe, Bruyette & Woods, Inc.; Mediobanca Banca Di Credito Finanziario Societa Per Azioni; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC; Piper Jaffray & Co.; Raymond James & Associates, Inc.;
RBC Capital Markets, LLC; Samuel A. Ramirez & Company, Inc.; Sandler, ONeill
 & Partners, L.P.; SunTrust Robinson Humphrey, Inc.; Wells Fargo Securities, LLC; Williams Capital Group L.P.
Name of Issuer:	ING US Inc.
Title of Security:	ING America Insurance Holdings, Inc.
Date of First Offering:	5/2/13
Dollar Amount Purchased:	52,360,580
Number of Shares or Par Value of Bonds Purchased:	2,685,158
Price Per Unit:	19.50
Resolution Approved:  	Approved at the August 14-15, 2013 Board Meeting.

Name of Fund:	Goldman Sachs Small/Mid Cap Growth Fund
Name of Underwriter or Dealer Purchased From:	Merrill Lynch, Pierce, Fenner
 & Smith, Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Merrill
 Lynch, Pierce, Fenner & Smith, Inc.; Piper Jaffray & Co.; Robert W. Baird & Co. Inc.; Stifel, Nicolaus & Company, Inc.; William Blair & Company, L.L.C.
Name of Issuer:	Restoration Hardware Holdings
Title of Security:	Restoration Hardware Holdings Inc.
Date of First Offering:	5/14/13
Dollar Amount Purchased:	3,329,150
Number of Shares or Par Value of Bonds Purchased:	66,583
Price Per Unit:	50.00
Resolution Approved:  	Approved at the August 14-15, 2013 Board Meeting.

Name of Fund:	Goldman Sachs Mid Cap Value Fund
Name of Underwriter or Dealer Purchased From:	Keybanc Capital Markets Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Capital
One Southcoast, Inc.; Citigroup Global Markets Inc.; Deutsche Bank Securities
 Inc.; Huntington Investment Company; J.P. Morgan Securities LLC; Keybanc Capital Markets Inc.; PNC Capital Markets LLC; RBC Capital Markets, LLC; Robert W. Baird & Co. Inc.; Scotia Capital (USA) Inc.; Wells Fargo Securities,
 LLC
Name of Issuer:	Developers Diversified Realty
Title of Security:	DDR Corp
Date of First Offering:	5/16/13
Dollar Amount Purchased:	37,096,484
Number of Shares or Par Value of Bonds Purchased:	1,962,777
Price Per Unit:	18.90
Resolution Approved:  	Approved at the August 14-15, 2013 Board Meeting.

Name of Fund:	Goldman Sachs Flexible Cap Growth Fund
Name of Underwriter or Dealer Purchased From:	Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; BMO
Capital Markets Corp.; Credit Suisse Securities (USA) LLC; J.P. Morgan Securities LLC; JMP Securities LLC; Morgan Stanley & Co. LLC; UBS Securities
 LLC
Name of Issuer:	Tableau Software Inc.
Title of Security:	Tableau Software, Inc.
Date of First Offering:	5/17/13
Dollar Amount Purchased:	10,323
Number of Shares or Par Value of Bonds Purchased:	333
Price Per Unit:	31.00
Resolution Approved:  	Approved at the August 14-15, 2013 Board Meeting.

Name of Fund:	Goldman Sachs Small/Mid Cap Growth Fund
Name of Underwriter or Dealer Purchased From:	Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; BMO
 Capital Markets Corp.; Credit Suisse Securities (USA) LLC; J.P. Morgan Securities LLC; JMP Securities LLC;
Morgan Stanley & Co. LLC; UBS Securities LLC
Name of Issuer:	Tableau Software Inc.
Title of Security:	Tableau Software, Inc.
Date of First Offering:	5/17/13
Dollar Amount Purchased:	1,430,619
Number of Shares or Par Value of Bonds Purchased:	46,149
Price Per Unit:	31.00
Resolution Approved:  	Approved at the August 14-15, 2013 Board Meeting.

Name of Fund:	Goldman Sachs Technology Tollkeeper Fund
Name of Underwriter or Dealer Purchased From:	Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; BMO
Capital Markets Corp.; Credit Suisse Securities (USA) LLC; J.P. Morgan Securities LLC; JMP Securities LLC
Morgan Stanley & Co. LLC; UBS Securities LLC
Name of Issuer:	Tableau Software Inc.
Title of Security:	Tableau Software, Inc.
Date of First Offering:	5/17/13
Dollar Amount Purchased:	800,296
Number of Shares or Par Value of Bonds Purchased:	25,816
Price Per Unit:	31.00
Resolution Approved:  	Approved at the August 14-15, 2013 Board Meeting.

	Resolution adopted at the Meeting of the Board of Trustees on June
12-13, 2013:

RESOLVED, that, in reliance upon the written report provided by Goldman
Sachs Asset Management, L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended March 31, 2013 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the 1940 Act).

	Resolution adopted at the Meeting of the Board of Trustees on August
 14-15, 2013:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended June 30, 2013 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the 1940 Act).